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                                                                     Exhibit 4.1


                            FORTRESS INVESTMENT CORP.

          a Corporation Formed Under the Laws of the State of Maryland


Number ___                                                     __________ Shares

                       SEE REVERSE FOR IMPORTANT NOTICE ON
                   TRANSFER RESTRICTIONS AND OTHER INFORMATION

                                                           CUSIP _______________

THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF NEW YORK

THIS CERTIFIES THAT CEDE & CO., or its registered assigns, is the owner of ___________________ (___________) FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF FORTRESS INVESTMENT CORP. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Maryland and to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.


DATED: ________________

                                       ________________________________
                                                   President
(SEAL)
                                       ________________________________
                                                   Secretary
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Countersigned and Registered:

Transfer Agent
and Registrar


By:___________________________
      Authorized Signature


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         THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT
CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER
DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO
SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION (THE "CHARTER"), AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST ("REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CORPORATION'S CAPITAL STOCK IN EXCESS OF 9.8 PERCENT OF THE AGGREGATE VALUE OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.



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         BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) TO BE BOUND BY THE
PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 10, 1998, BY AND BETWEEN THE CORPORATION AND NATIONSBANC MONTGOMERY SECURITIES, LLC (THE "REGISTRATION RIGHTS AGREEMENT") AND (2) THAT UPON RECEIPT OF NOTICE FROM THE CORPORATION OF THE OCCURRENCE OF ANY EVENT WHICH MAKES A STATEMENT IN A PROSPECTUS WHICH IS PART OF A REGISTRATION STATEMENT RELATING TO THIS SECURITY UNTRUE IN ANY MATERIAL RESPECT OR WHICH REQUIRES THE MAKING OF ANY CHANGES IN SUCH PROSPECTUS IN ORDER TO MAKE THE STATEMENT THEREIN NOT MISLEADING, OR OF CERTAIN OTHER EVENTS SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT, THE HOLDER WILL SUSPEND THE SALE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE UNTIL THE CORPORATION HAS AMENDED OR SUPPLEMENTED SUCH PROSPECTUS TO CORRECT SUCH MISSTATEMENT OR OMISSION AND HAS FURNISHED COPIES OF THE AMENDED OR SUPPLEMENTED PROSPECTUS TO THE HOLDER OR THE CORPORATION HAS GIVEN NOTICE THAT THE SALE OF COMMON STOCK MAY BE RESUMED.

         PRIOR TO THE DATE (I) THE COMMON STOCK QUALIFIES AS A CLASS OF "PUBLICLY-OFFERED SECURITIES," OR (II) THE CORPORATION COMPLIES WITH ANOTHER AVAILABLE EXCEPTION UNDER THE PLAN ASSET REGULATIONS ISSUED BY THE DEPARTMENT OF LABOR, THE CORPORATION WILL NOT APPROVE THE SALE, TRANSFER OR DISPOSITION OF THE COMMON STOCK OR INTERESTS THEREIN UNLESS, FOLLOWING SUCH SALE, TRANSFER OR DISPOSITION, LESS THAN TWENTY-FIVE PERCENT (25%) OF THE VALUE OF THE COMMON STOCK OR ANY OTHER CLASS OF SECURITY THAT IS TREATED AS AN EQUITY INTEREST IN THE CORPORATION FOR PURPOSES OF THE PLAN ASSET REGULATIONS IS HELD BY (I) EMPLOYEE BENEFIT PLANS (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHETHER OR NOT SUBJECT TO TITLE I OF ERISA); (II) PLANS DESCRIBED IN SECTION 4975 OF THE CODE; (III) ENTITIES WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITIES; OR (IV) ENTITIES THAT OTHERWISE CONSTITUTE
"BENEFIT PLAN INVESTORS" WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS DETERMINED WITHOUT REGARD TO THE VALUE


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OF ANY SUCH INTERESTS HELD BY AFFILIATES OF FORTRESS INVESTMENT GROUP LLC OR
OTHER PERSONS WITH AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE CORPORATION.

         THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN THE CORPORATION AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "RIGHTS AGENT"), DATED AS OF JUNE 4, 1998 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.


          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
       OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                  UNIF GIFT MIN ACT _________  Custodian _________
TEN ENT - as tenants by the entireties                           (Custodian)            (Minor)
JT TEN  - as joint tenants with right           under Uniform Gifts to Minors Act of
          of survivorship and not as tenants    ____________________________________
          in common                             (State)

     Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, ___________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE _________________


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________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

____________________________ (______________) shares of Common Stock of the
Corporation represented by this Certificate and do hereby irrevocably constitute and appoint _____________________ attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated __________________            ____________________________________________
                                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                    MUST CORRESPOND WITH THE NAME AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE IN EVERY
                                    PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT OR ANY CHANGE WHATEVER.



Signature(s) Guaranteed:

____________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


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